EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-27141) of IOS Capital, LLC of our report dated December 18, 2003 relating to the financial statements, which appear in this Form 10K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

December 29, 2003